UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2014

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Boulevard, Celebration, Florida 34747
(Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:  Unregistered Sales of Equity Securities.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 3.02.

MHC is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”) and, accordingly, the issuance of the shares to MHC pursuant to the Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(a)(2) and 4(a)(5) thereunder.

Item 8.01:  Other Events

On February 18, 2014 (the “Execution Date”), Green Earth Technologies, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with MAHARG Holdings Corporation (“MHC”).  Under the Agreement the Company will implement a comprehensive service contract to use MHC as a conduit, on a non-exclusive basis, for selling the Company’s products pursuant to government contracts, direct access to oil fields in the United States and abroad, environmental remediation opportunities throughout the U.S. and a number of foreign government activities in which MHC and its network is currently working.  As compensation for MHC’s services to be rendered under the Agreement, the Company will pay MHC commissions based on its gross profit margins on sales generated through MHC.  The commissions range from 3% to 5% depending the gross profit margin.  In addition, the Company agreed to the issuance of 12,000,000 shares of its Common Stock to MHC.  Such shares will be “restricted securities” as such term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended.  The Agreement expires February 18, 2017.

On February 25, 2014, the Company issued the press release attached hereto as Exhibit 99.1.

Item 9.01:  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated February 25, 2014

* * * * * *

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: February 25, 2014	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer